AMENDMENT TO INVESTMENT
                               ADVISORY AGREEMENT

AMENDMENT effective as of December 29, 2016 to the Investment Advisory Agreement dated January 1, 2002 (the "Agreement") by and between MFS Series Trust I (the "Trust") on behalf the MFS Core Equity Fund, the MFS New Discovery Fund, the MFS Research International Fund, and the MFS Value Fund (each, a "Fund"), each a series of the Trust, and Massachusetts Financial Services Company, a Delaware corporation (the "Adviser").

                                   WITNESSETH

WHEREAS, the Trust on behalf of each Fund has entered into the Agreement with the Adviser; and

WHEREAS, the Trust and the Adviser have agreed to amend the Agreement as provided below;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

       Article 3. Compensation of the Adviser: The reference to each Fund in Appendix B of the Agreement is deleted and replaced in its entirety as follows:


       MFS Core Equity Fund                    0.65% of the Fund's average daily
                                               net  assets  annually  up to $500
                                               million;

                                               0.55% of the Fund's average daily
                                               net assets annually in excess  of
                                               $500   million  and  up  to  $2.5
                                               billion; and

                                               0.50% of the Fund's average daily
                                               net assets  annually in excess of
                                               $2.5 billion.

       MFS New Discovery Fund    0.90% of the Fund's average  daily  net  assets
                                               annually up to $1 billion;

             0.80% of the Fund's average daily net assets annually in excess  of
                                               $1   billion   and   up  to  $2.5
                                               billion;

                                               0.75% of the Fund's average daily
                                               net assets annually in  excess of
                                               $2.5   billion   and   up  to  $5
                                               billion; and

                                               0.70% of the Fund's average daily
                                               net assets annually in excess  of
                                               $5 billion.

       MFS Research International Fund         0.90% of the Fund's average daily
                                               net  assets  annually  up  to  $1
                                               billion;

                                               0.80% of the Fund's average daily
                                               net  assets annually in excess of
                                               $1 billion and up to $2 billion;

                                               0.70% of the Fund's average daily
                                               net assets  annually in excess of
                                               $2 billion and up to $5 billion;

                                               0.60% of the Fund's average daily
                                               net assets annually in excess of
                                               $5 billion and up to $10 billion;
                                               and

                                               0.55% of the Fund's average daily
                                               net assets annually in excess of
                                               $10 billion.


       MFS Value Fund                          0.60% of the Fund's average daily
                                               net assets annually  up  to  $7.5
                                               billion;

                                               0.53% of the Fund's average daily
                                               net assets annually in excess  of
                                               $7.5   billion   and  up  to  $10
                                               billion;

                                               0.50% of the Fund's average daily
                                               net assets annually  in excess of
                                               $10   billion   and  up  to   $20
                                               billion;

                                               0.45% of the Fund's average daily
                                               net assets annually in excess of
                                               $20 billion and up to $25
                                               billion;

                                               0.42% of the Fund's average daily
                                               net assets annually in excess of
                                               $25 billion and up to $30
                                               billion;

                                               0.40% of the Fund's average daily
                                               net assets annually in excess of
                                               $30 billion and up to $35
                                               billion;

                                               0.38% of the Fund's average daily
                                               net assets annually in excess of
                                               $35 billion and up to $40
                                               billion; and

                                               0.36% of the Fund's average daily
                                               net assets annually in excess of
                                               $40 billion.


       Miscellaneous:   Except  as  set  forth in this Amendment, the  Agreement
shall remain in full force and effect, without amendment or modification.

       Limitation of Liability of the Trustees and Shareholders: A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The parties hereto acknowledge that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this instrument is executed by the Trust on behalf of one or more series of the Trust, the parties hereto acknowledge that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of more than one series of the Trust, the parties hereto also agree that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties hereto agree not to proceed against any series for the obligations of another series.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed and delivered in the names and on their behalf by the undersigned, therewith duly authorized, all as of the day and year first above written.

                                               MFS  SERIES TRUST I, on behalf of
                                               each of MFS Core Equity Fund, MFS
                                               New Discovery  Fund, MFS Research
                                               International Fund, and MFS Value
                                               Fund


                                               By: KRISTIN V. COLLINS_____
                                                   Kristin V. Collins
                                                   Assistant Secretary



                                               PostalCodeplaceMASSACHUSETTS
                                               FINANCIAL SERVICES COMPANY


                                               By: ROBERT J. MANNING_____
                                                   Robert J. Manning
                                                   Co-Chief Executive Officer